SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note (the “Second Amendment”) is made by and between the parties High Sierra Technologies, Inc., a Nevada Corporation (“HSTI”) and Michael Vardakis (“Vardakis”) to be effective as of this 28th day of December, 2021.

WHEREAS, HSTI and Vardakis are parties to that certain Promissory Note dated December 31, 2020 in the amount of $105,500.00 (the “Note”).

WHEREAS, the Note currently has a Maturity Date, as defined in the Note, of December 31, 2021.

WHEREAS, due to circumstances unforeseen by the parties to the Note, the parties to the Note now deem it to be in their mutual best interests to extend said Maturity Date of the Note.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, HSTI and Vardakis hereby covenant, promise and agree as set forth below.

1.  The Maturity Date of the Note is now extended to July 31, 2022.

2.  Concurrently with the execution of this Second Amendment, HSTI shall make an interest payment in the amount of $3,692.50.

3.  All other terms, provisions and conditions as are set forth in the Note shall remain the same and shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands to this Second Amendment to be effective as of the day and date first set forth above.

High Sierra Technologies, Inc., a Nevada Corporation

By:  /s/ Gregg W. Koechlein

Gregg W. Koechlein, its Chief Operating Officer

By:  /s/ Michael Vardakis

Michael Vardakis